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                                                                    EXHIBIT 23.1


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fruit of the Loom, Inc. 1996 Incentive Compensation Plan and the related Prospectus for the registration of 1,000,000 shares of Fruit of the Loom, Inc. Class A Common Stock, $.01 par value, of our report dated February 14, 1996, with respect to the consolidated financial statements and schedule of Fruit of the Loom, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                    Ernst & Young LLP


Chicago, Illinois
July 24, 1996